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                                                                    Exhibit 23.2
                                                                    ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Nexar Technologies, Inc. of our report dated January 24, 1997 (except with respect to the matter discussed in Note 10 as to which the date is February 28, 1997) on the financial statements of Nexar Technologies, Inc. as of December 31, 1995 and 1996, and for the period from inception (March 7, 1995) to December 31, 1995 and for the year ended December 31, 1996 included in Nexar Technologies, Inc.
Form 10-K for the year ended December 31, 1997 and to all references to our firm included in the Registration Statement. It should be noted that we have not audited any financial statements of Nexar Technologies, Inc. subsequent to December 31, 1996.

                                              Arthur Andersen LLP



Boston, Massachusetts
August 25, 1998